                          SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                              (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement       [_] Confidential, for Use of the
                                          Commission Only (as permitted by
                                          Rule 14a-6(e)(2))

[_] Definitive Proxy Statement

[X] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             Control Devices, Inc.
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                             Control Devices, Inc.
               ------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (check the appropriate box):

[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ________________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        ________________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ________________________________________________________________________

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    (5) Total fee paid:

        ________________________________________________________________________

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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        ________________________________________________________________________

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

                             CONTROL DEVICES, INC

                          NOTICE AND PROXY STATEMENT
                        ANNUAL MEETING OF SHAREHOLDERS

                           NOTICE OF ANNUAL MEETING

To the Shareholders of Control Devices, Inc:

  You are hereby notified that the Annual Meeting of Shareholders of Control Devices, Inc., an Indiana Company, will be held at Embassy Suites Hotel, 1050 Westbrook St., Portland, Maine, on Friday April 25, 1997 at 9:30 am (EST) for the following purposes:

    (1) To elect eight (8) directors for a term of one year.

    (2) To ratify the Control Devices, Inc. Employee Stock Purchase Plan.

    (3) To ratify the appointment of Arthur Andersen LLP as independent public accountants for the current fiscal year ending December 31, 1997.

    (4) To transact such other business as may properly come before the meeting.

  The shareholders of record at the close of business on March 14, 1997, are entitled to notice of and to vote at the meeting in person. PLEASE MARK, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. If you attend the meeting, you may, if you so desire, withdraw your proxy and vote in person.

                                          Jeffrey G. Wood
                                          Secretary

Standish, Maine
March 18, 1997

                             1997 PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

  All shareholders of record on March 14, 1997, are entitled to vote at the Annual Meeting to be held at Embassy Suites Hotel, 1050 Westbrook St., Portland, Maine, on the 25th day of April, 1997 at 9:30 am (EST). All shareholders unable to attend such meeting who wish to vote their shares upon the business to be transacted at such meeting are requested to mark, sign and date the accompanying form of proxy and return it in the addressed, postage paid envelope enclosed for your convenience. The proxy is revocable by you at any time before it is voted, and the signing of the proxy will not affect your right to vote in person if you attend the meeting. All proxies returned, and not so revoked, will be voted in accordance with their terms.

  As stated in the Notice, the matters to be considered at the meeting are the election of eight directors, ratification of the Control Devices, Inc. Employee Stock Purchase Plan, ratification of the appointment of independent public accountants, and the transaction of such other business as may properly come before the meeting.

  The solicitation of the accompanying form of proxy is made on behalf of the Board of Directors of the Company. The expense of the solicitation of the proxies for this meeting will be borne by the Company. The solicitation will be made through the use of the mail and by personal solicitation through regular employees of the Company who will not be additionally compensated.

  The mailing address of the principal executive offices of the Company is Control Devices, Inc., 228 Northeast Road, Standish, Maine 04084. This Proxy Statement and the enclosed form of proxy were first sent or given to shareholders on approximately March 18, 1997.

OUTSTANDING SHARES

  As of March 10, 1997, the Company had 4,963,249 common shares outstanding, without par value. Each shareholder is entitled to one vote upon any proposal submitted to the meeting for each share standing in the shareholder's name on March 14, 1997.

PRINCIPAL SHAREHOLDERS

  Set forth below is certain information concerning the only shareholders known to the Company, as of March 10, 1997, to beneficially own 5% or more of the Company's outstanding common shares.

          NAME OF                                    AMOUNT AND NATURE PERCENT
      BENEFICIAL OWNER                                 OF OWNERSHIP    OF CLASS
      ----------------                               ----------------- --------
    Ralph R. Whitney, Jr.............................      320,689(1)      6.5%
    Massachusetts Mutual Life Insurance Co...........      999,995(2)     20.1%
    State of Wisconsin Investment Board..............      265,000         5.3%

--------
(1) Includes 80,172 shares owned by Mr. Whitney's wife, as to which Mr. Whitney disclaims beneficial ownership. The address for Mr. Whitney is the principal office of the Company.
(2) Includes 174,199 shares (3.5%) owned by MassMutual Corporate Investors, 57,999 (1.2%) shares owned by MassMutual Participation Investors, each of which is a mutual fund managed by Massachusetts Mutual Life Insurance Company, and 174,199 (3.5%) shares owned by MassMutual Corporate Value Partners Limited, for which Massachusetts Mutual Life Insurance Company acts as an investment advisor. Pursuant to a Security and Exchange Commission Executive Order issued pursuant to Section 17(d) of the Investment Company Act, Massachusetts Mutual Life Insurance Company, MassMutual Corporate Investors, MassMutual Participation Investors and MassMutual Corporate Value Partners Limited must sell shares in proportion to their respective holdings, unless the joint transaction committees of the Boards of Trustees of MassMutual Corporate Investors and MassMutual Participation Investors approve a disproportionate disposition of the shares. Massachusetts Mutual Life Insurance Company disclaims beneficial ownership of any shares in which it has no actual pecuniary interest. The address of each of these shareholders is Massachusetts Mutual Life Insurance Company, 1295 State Street, Springfield, Massachusetts 01111.

                             ELECTION OF DIRECTORS

  Eight persons, all of whom are members of the present Board, are nominees for election at the Annual Meeting as directors to hold office until the next Annual Meeting or until their successors have been elected. If the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for those eight persons. The eight persons who receive the largest number of votes are elected. Abstentions, broker non-votes, and instructions to withhold authority to vote on the enclosed proxy do not affect the total of votes otherwise cast for any person. The eight persons elected will comprise the entire membership of the Board of Directors of the Company. There will be no cumulative voting for the election of directors. If any nominee shall be unable to serve, an event which the Board of Directors does not anticipate, the proxy shall be voted for the person designated by the Board to replace such nominee.

  With respect to each of such nominees, the following information is furnished:

  RALPH R. WHITNEY, JR., 62, has been Chairman of the Board of the Company since 1994. Mr. Whitney has been a principal of Hammond, Kennedy, Whitney & Company , Inc. (HKW), a New York, New York financial intermediary and private investment banking firm, since 1971. Mr.Whitney is also a director of Excel Industries, Inc., Baldwin Technology Company, Inc., Adage, Inc., IFR Systems, Inc., and Selas Corp. of America.

  BRUCE D. ATKINSON, 56, has been President and a Director of the Company since 1994, and has been Chief Executive Officer since 1995. Mr. Atkinson was General Manager of the predecessor company from 1978 until 1994.

  CHARLES M. BRENNAN, III, 55, has been a Director of the Company since 1994. Mr. Brennan has been Chairman of the Board and Chief Executive Officer of the MYR Group Inc., a specialty electrical and telecommunications contractor, since 1989. Mr. Brennan is also a Director of UNR Industries, Inc.

  JOHN D. COOKE, 56, has been a Director of the Company since 1994. Mr. Cooke has been a Senior Vice President--Investments of Prudential Securities, Inc. since 1991. For more than 5 years prior thereto he was Senior Vice President-- Investments of Thompson McKinnon Securities.

  JAMES O. FUTTERKNECHT, JR., 50, has been a Director of the Company since 1995. Mr. Futterknecht has been Chairman of the Board, President and Chief Executive Officer of Excel Industries Inc., an Elkhart, Indiana automotive parts supplier, since 1995. Mr. Futterknecht was President and Chief Operating Officer of Excel from 1993 to 1995, and Executive Vice President of Excel from 1990 to 1992.

  ALAN O. MOSSBERG, 64, has been a Director of the Company since 1994. Mr. Mossberg has been Chief Executive Officer and President of O.F. Mossberg & Sons, Inc., a North Haven, Connecticut manufacturer of shotguns, for more than 5 years.

  JOHN M. RAMEY, 44, has been a Director of the Company since 1994. Mr. Ramey has been a principal of HKW since 1986 and sits on the Boards of several private companies.

  GLENN SCOLNIK, 45, has been a Director of the Company since 1994. Mr. Scolnik has been a principal of HKW since 1993. Mr. Scolnik was a member of the law firm of Sommer & Barnard, PC, Indianapolis, Indiana, for more than five years prior to 1993, and was of counsel to such firm from 1993 to 1995. Mr. Scolnik is a director of WavePhore, Inc., a data broadcasting company, and sits on the Boards of several private companies.

                              EXECUTIVE OFFICERS

  Furnished below is a summary of information identifying the executive officers of the Company:

          NAME           AGE                             POSITION
          ----           ---                             --------
Bruce D. Atkinson.......  56 Chief Executive Officer and President
Jeffrey G. Wood.........  40 Vice President, Chief Financial Officer, Secretary and Treasurer
Michel Hauser-Kauff-
 mann...................  54 Managing Director-RDI

--------
All of the above executive officers were elected by the Board on August 30, 1996.

Mr. Atkinson has been President since July 1994 and has been Chief Executive Officer since June 1995. Mr. Atkinson was General Manager of the predecessor company from 1978 until 1994.

Mr. Wood has been Vice President, Chief Financial Officer, Secretary and Treasurer of the Company since July 1994. Mr. Wood was Controller of the predecessor company from 1990 until 1994.

Mr. Hauser-Kauffmann has been Managing Director of RDI since July 1996. Mr. Kauffmann has been with RDI in various capacities for the last 25 years.

COMPENSATION OF DIRECTORS

  Directors of the Company who are not officers receive $16,000 per year payable quarterly plus $1000 per Board meeting attended and $800 per committee meeting if not held immediately prior to or subsequent to a regular Board meeting. Non-employee directors are also granted options to purchase 1,000 common shares, at the fair market value on the date of grant, upon their initial election and annually upon reelection. The options expire at the earlier of one year after the termination of the director's Board membership or ten years after the date of grant. Directors who are officers are not compensated for their Board responsibilities.

BOARD MEETINGS AND COMMITTEES

  The Board of Directors met five times in 1996. The Board has an audit committee, a compensation committee, a nominating committee and an executive committee.

  The purpose and function of the audit committee are to recommend the engagement or discharge of independent public accountants; to review year-end and interim financial statements prior to issuance; to review the services being performed by the public accountants; and to make appropriate reports and recommendations to the Board of Directors. Messrs. Brennan, Cooke, and Ramey are members of the audit committee. The audit committee met once in 1996.

  Messrs. Mossberg, Cooke, Scolnik and Whitney are members of the compensation committee. The compensation committee formulates executive compensation for the Company, and determines the compensation of all executive officers. The compensation committee administers the Company's 1996 Stock Compensation Plan. The Committee met twice in 1996.

  Messrs. Whitney, Atkinson, Futterknecht, and Scolnik are members of the executive and nominating committees. The executive committee did not meet in 1996. The nominating committee does not accept nominations from shareholders. The nominating committee was formed in October 1996 and did not meet in 1996.

CERTAIN TRANSACTIONS

  In April 1996, the Company acquired all of the issued and outstanding capital stock of RDI for a total purchase price of $8,964,000. The Company paid $6,964,000 in cash, delivered $1,108,000 aggregate principal amount of its 8.0% Subordinated Promissory Notes and $892,000 aggregate principal amount of its 6.5% Automatically Convertible Subordinated Promissory Notes ("RDI Convertible Notes"). The price was determined in arms length negotiations between the directors of the Company and the shareholders of RDI, none of whom were officers of the Company at the time. Mr. Michael Hauser-Kauffmann, General Manager of RDI, received from such consideration in exchange for his shares of RDI a total of $1,285,515 in cash and $369,200 in aggregate principal amount of RDI Convertible Notes. Mr. Hauser-Kauffmann's RDI Convertible Notes were automatically converted upon the closing of the Company's initial public offering into 41,022 Common Shares of the Company.

  In conjunction with the Company's IPO in October 1996, proceeds were used to repay MassMutual for long term debt which had been in place since the Business was acquired from GTE in July 1994.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  HKW provides management services and acquisition advice and assistance to the Company. Messrs. Whitney, Ramey, Scolnik and Mr. Douglas H. Bagin and Mr. Forrest E. Crisman, Jr. (directors of the Company prior to July 29, 1996) are principals of HKW and each owns Common Shares. The Company pays HKW monthly management fees of $15,000 and pays director fees to Messrs. Whitney, Scolnik, and Ramey who are Directors of the Company. The management fees amounted to $180,000 for the year ended December 31, 1996.

  Mr. Douglas H. Bagin, Messrs. Mossberg and Whitney were members of the compensation committee of the Board of Directors during the year ended December 31, 1996. Mr. Bagin, who became a principal of HKW in 1996, resigned from the Board on July 29, 1996.

  Mr. Bagin was an executive officer of Maine Rubber Company ("MRC") during 1996. Mr. Whitney served as the Chief Executive Officer and Chairman of the Board of MRC, and a member of the executive committee of the Board of Directors of MRC, which performs the functions of a compensation committee.

  Mr. Mossberg is an executive officer of O.F. Mossberg. Mr. Whitney is a director and a member of the compensation committee of the Board of Directors of O.F. Mossberg.

  Mr. Scolnik also assists the Company in the management of its legal affairs and is paid for such services. Such fees amounted to $94,152 in 1996. However, over half such amount represents payment for services rendered by associated co-council and a paralegal.

  In conjunction with the Company's IPO in October 1996, proceeds were used to repay Preferred Shares owned by Messrs. Brennan, Cooke, and Futterknecht in the amount of $94,000 each.

SECURITY OWNERSHIP OF MANAGEMENT

  The following table sets forth, as of February 14, 1997, information regarding the beneficial ownership of common shares of the Company by each director of the Company, each of the executive officers named in the Summary Compensation Table below, and by all directors and executive officers as a group.

                                                 AMOUNT AND NATURE    PERCENT
NAME OF BENEFICIAL OWNER                      OF BENEFICIAL OWNERSHIP OF CLASS
------------------------                      ----------------------- --------
                                                      SHARES
                                                      ------
Ralph R. Whitney.............................          320,689(1)        6.5%
Bruce D. Atkinson............................          153,846(2)        3.1%
Charles M. Brennan, III......................           20,000           0.4%
John D. Cooke................................           20,000           0.4%
James O. Futterknecht, Jr....................           20,000(3)        0.4%
Alan I. Mossberg.............................           15,000(4)        0.3%
John M. Ramey................................          160,345(5)        3.2%
Glenn Scolnik................................          160,345           3.2%
Jeffrey G. Wood..............................          102,564           2.1%
Michel Hauser-Kauffmann......................           41,022           0.8%
All Executive Officers and Directors as a
 Group (10 persons)..........................        1,013,811          20.4%

--------
(1) Includes 80,172 shares owned by Mr. Whitney's wife, as to which Mr. Whitney disclaims beneficial ownership.
(2) Includes 75,000 shares owned by Mr. Atkinson's wife, as to which Mr. Atkinson disclaims beneficial ownership.
(3) Includes 5,000 shares held by a revokable trust of which Mr. Futterknecht is trustee, 5,000 shares held by a revokable trust of which Mr. Futterknecht's wife is trustee, and 10,000 shares held by two irrevocable trusts for the benefit of Mr. Futterknecht's children, all of such shares as to which Mr. Futterknecht disclaims beneficial ownership.
(4) Represents shares owned by Mr. Mossberg's wife, as to which Mr. Mossberg disclaims beneficial ownership.
(5) Includes 60,000 shares owned by Mr. Ramey's wife, as to which Mr. Ramey disclaims beneficial ownership.

                          SUMMARY COMPENSATION TABLE

  Furnished below is a summary concerning the compensation awarded and/or paid in each of the last two years to the Company's Chief Executive Officer and each other executive officer whose aggregate salary and bonus exceeded $100,000 in 1996. Prior to 1996 the Company was not a reporting company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act.

                              ANNUAL COMPENSATION

                                                          LONG TERM
      NAME AND                                          COMPENSATION
      PRINCIPAL                                       SECURITIES AWARDS   ALL OTHER
      POSITION           YEAR SALARY($)    BONUS($) UNDERLYING OPTIONS(#)    (1)
      ---------          ---- ---------    -------- --------------------- ---------
Ralph R. Whitney, Jr.... 1996 $    --      $   --             --           $15,000
 Chairman                1995 $    --      $   --             --           $15,000
Bruce D. Atkinson....... 1996 $204,900     $95,818         45,000          $ 8,356
 President and CEO       1995 $211,647     $81,300              0          $ 7,416
Jeffrey G Wood.......... 1996 $144,000     $67,339         30,000          $ 8,202
 Vice President and CFO  1995 $145,248     $57,120              0          $ 7,189
Michel Hauser-Kauff-
 mann................... 1996 $140,660(2)  $     0         14,000          $     0
 Managing Director-RDI

--------
(1) Represents director's fees paid to Mr. Whitney. Includes for Mr. Atkinson and Mr. Wood the value of Company paid life insurance, and contributions by the Company to the Company's deferred compensation and savings plan.
(2) Includes Company paid compensation from April 1, 1996 (date of acquisition of RDI) to December 31, 1996.

OPTIONS

  The following table shows the options to purchase common shares granted to the named executive officers in 1996 pursuant to the Company's 1996 Stock Compensation Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                      POTENTIAL REALIZABLE VALUE
                                                                        AT ASSUMED ANNUAL RATES
                                                                      OF STOCK PRICE APPRECIATION
                                                                            FOR OPTION TERM
                                                                      ----------------------------
                         NUMBER OF    % OF TOTAL
                         SECURITIES    OPTIONS
                         UNDERLYING   GRANTED TO
                          OPTIONS    EMPLOYEES IN EXERCISE EXPIRATION
    NAME                  GRANTED    FISCAL YEAR  PRICE($)    DATE        5%($)        10%($)
    ----                 ----------  ------------ -------- ---------- ------------- --------------
Ralph R. Whitney, Jr....      --          --          --          --            --            --
Bruce D. Atkinson.......   45,000(1)     20.0     10.5625  10/25/2006 $     299,000 $     758,000
Jeffrey G. Wood.........   30,000(2)     13.3     10.5625  10/25/2006 $     199,000 $     505,000
Michel Hauser-Kauff-
 mann...................   14,000(3)      6.2        9.00   10/2/2006 $      79,000 $     201,000

--------
(1) Options become exercisable in 9,465 share increments on October 26, 1997, January 1, 1998, January 1, 1999, January 1, 2000, and 7,140 on January 1, 2001.
(2) Options become exercisable in 9,465 share increments on October 26, 1997, January 1, 1998, January 1, 1999, and 1,605 on January 1, 2000.
(3) Options for 11,111 shares become exercisable on October 2, 1997 and 2,889 become exercisable on January 1, 1998.

                         FISCAL YEAR-END OPTION VALUES

                              NUMBER OF SECURITIES        VALUE OF UNEXERCISED IN
                         UNDERLYING UNEXERCISED OPTIONS      THE MONEY OPTIONS
                               AT FISCAL YEAR-END            AT FISCAL YEAR-END
NAME                      EXERCISABLE/UNEXERCISABLE(#)  EXERCISABLE/UNEXERCISABLE($)
----                     ------------------------------ ----------------------------
Bruce D. Atkinson.......            0/45,000                     0/109,700(1)
Jeffrey G. Wood.........            0/30,000                      0/73,100(1)
Michel
Hauser-Kauffmann........            0/14,000                      0/56,000(1)

--------
(1)Based on the December 31, 1996 closing price of $13.00 per share.

HAUSER-KAUFFMANN EMPLOYMENT AGREEMENT

  The terms of Michael Hauser-Kauffmann's employment with RDI are governed by
(i) his written employment agreement dated January 10, 1986, with amendments dated March 23, 1993 and March 29, 1996 (the "Employment Agreement"), and (ii) by the provisions of French law and the National Metal Workers' collective bargaining agreement.

  The Employment Agreement provides that Mr. Hauser-Kauffmann will receive a gross annual base salary of FF 975,000 (approximately $188,000 at December 31, 1996 exchange rates), plus an annual bonus payment of up to FF 487,500 (approximately $94,000). The amount of bonus payment will depend on whether Mr. Hauser-Kauffmann satisfies certain performance objectives set annually by management. In addition to his base salary and bonus payment, Mr. Hauser-Kauffmann receives the use of a company car, health insurance and supplemental retirement benefits. The Employment Agreement provides for a contractual severance payment to Mr. Hauser-Kauffmann if RDI terminates the Employment Agreement for any reason (other than for serious professional misconduct) prior to March 29, 1998. The amount of the contractual severance payment is equal to two years salary and bonus.

  In addition, Mr. Hauser-Kauffmann benefits from the provisions of French labor law, and the National Metal Workers' collective bargaining agreement (Convention Collective de la Metallurgie; the "Collective Bargaining Agreement"), which applies to numerous French companies whose businesses relate to metal products, including RDI. Both French labor law and the Collective Bargaining Agreement provide for a minimum notice period prior to dismissal of an employee and for the payment of termination indemnities. In addition to these termination indemnities, French law also provides for the payment of damages if the dismissal is without "real and serious cause."

  In general, if Mr. Hauser-Kauffmann is dismissed before March 29, 1998, he would receive a severance payment under his Employment Agreement. The Employment Agreement provides that this severance payment is inclusive of any damages and termination indemnities that may be due under French law or the Collective Bargaining Agreement. If Mr. Hauser-Kauffmann is dismissed after March 29, 1998, damages and termination indemnities would be payable under French law and the Collective Bargaining Agreement, which would take into account Mr. Hauser-Kauffmann's age and seniority.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

  The compensation committee of the Board of Directors of the Company (the "Committee") formulates executive compensation policy for the Company and determines, subject to Board approval, the compensation of all executive officers named above. The Committee is comprised of non-employee directors.

  BROAD POLICY CONSIDERATIONS. In determination of executive compensation, the following broad compensation policies were followed:

    (1) Executive compensation must be competitive in order to retain and/or attract key executives critical to the success of the Company.

    (2) An effective executive compensation plan should be an integrated program that balances short-term performance with the achievement of long-term goals and is designed to result in continuously improving shareholder value.

  COMPENSATION PROGRAMS. The short-term components of the Company's executive compensation program consist of base salaries and bonuses under the Company's Management Incentive Plan (MIP). The MIP was formulated and established by the Board in 1994 and continued until 1996 as a complement to base salaries for officers and executive employees. Beginning in 1997, in order to take into account the performance of RDI, the officers of the Company will receive a bonus under an Officer Incentive Compensation Plan which reflects total Company performance including RDI. The MIP will continue in 1997 for the remainder of the executive employees.

  In 1996, in conjunction with the Initial Public Offering of the Company's shares, the Board of Directors and the shareholders of the Company, respectively, approved and adopted the 1996 Stock Compensation Plan as recommenced by the Board. The Stock Compensation Plan provides the long-term incentive component of the executive compensation program.

  BASE SALARY. In determining 1996 base salaries for United States based executives, emphasis was placed on a comparison of each individual's salary to the salaries received by individuals in similar positions in other companies of comparable size based upon available survey information. The broad policy consideration to maintain competitive executive compensation was used to target a base salary within the range of salaries of similar executives at similar sized companies. Individual performances as well as the Company's performance compared to financial objectives were also considered.

  In regard to the executive in France, the 1996 salary was set by the employment agreement entered into at the time of the acquisition.

  CASH INCENTIVE COMPENSATION. Under the Management Incentive Plan, bonus opportunities were based on a maximum potential of 50% of the employees base salary. The bonus target was based on the return on equity for the Company. The bonus paid in 1996 was approximately 94% of the maximum, or 47% of base salaries. At the time the Board established the targeted return on equity, the Company was privately owned.

  STOCK INCENTIVE COMPENSATION. The Company's 1996 Stock Compensation Plan was adopted in October 1996 in conjunction with the Company's Initial Public Offering. This plan was designed to provide the long term incentive to the executive employee compensation plan. Since stock option values are dependent on the long-term growth of the Company's stock price, the Committee believed that the grant of stock options was the appropriate way in which to add a long-term incentive element to the Companies executive compensation program.

  CHIEF EXECUTIVE OFFICER COMPENSATION. The compensation of the Chief Executive Officer reflects the consideration and application of the same policies and factors described above. Particular consideration was given to the leadership skills consistently demonstrated by Mr. Atkinson; the responsibilities imposed on him; and a comparison of his compensation to the compensation paid to chief executive officers of similarly situated companies. Mr. Atkinson's base salary was based on competitive data obtained through a survey of similar sized companies. Mr. Atkinson's bonus was based on targeted goals for return on equity for the Company.

  Members of the Compensation Committee include Messrs. Mossberg, Whitney, Cooke, and Scolnik.

                              PERFORMANCE GRAPH.

  The following graph compares the cumulative total shareholder return on the Company's common shares, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the total cumulative total return on the common stock of the Standard & Poor's Auto Parts and Equipment Index.

                         [GRAPH APPEARS HERE]

                    COMPARISON OF CUMULATIVE TOTAL RETURN*

                                                           S&P
                                                        Auto Parts
                                 Control     S&P 500     & Equip
                                 Devices      Index       Index
                                 -------     -------    ----------


FYE 10/02/96                     $100         $100        $100
FYE 12/31/96                     $144.44      $108.34     $106.96


*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

                         EMPLOYEE STOCK PURCHASE PLAN

  At this Annual Meeting, shareholders will be asked to approve the Control Devices, Inc. Employee Stock Purchase Plan (the "Plan"). The Plan, and the right of participants to make purchases thereunder, is intended to meet the requirements of an "employee stock purchase plan," as defined in Section 423 of the Internal Revenue Code (the "Code"). The following summary of the Plan is qualified, in its entirety, be reference to the Plan document.

PURPOSE

  The purpose of the Plan is to provide employees of Control Devices, Inc. and designated subsidiaries (collectively, "Participating Companies") an opportunity to participate in the ownership of the Company. The Plan is intended to benefit the Company as well as its shareholders and employees. The Plan gives employees an opportunity to purchase common shares of the Company at a favorable price through payroll deductions. The Company believes that the shareholders will benefit correspondingly from the increased interest on the part of participating employees in the profitability of the Company. Finally, the Company will benefit from the periodic investments of equity capital provided by participants in the Plan.

ADMINISTRATION

  The Plan is administered by a Committee appointed by the Board of Directors. The members of the Committee will serve at the pleasure of the Board. The Company intends that the composition of the Committee complies with Code
Section 162.

SHARES AND TERMS

  The shares subject to purchase rights granted under the Plan are the Company's authorized but unissued or reacquired no par value common shares. The initial number of shares which may be issued under the Plan is 200,000, subject to adjustment in the event of any increase or decrease in the number of outstanding common shares resulting from the subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in the shares affected without receipt or payment of consideration by the Company, or the distribution of the shares of a subsidiary to the Company's shareholders.

ELIGIBILITY

  Generally, full-time employees of any Participating Company will be eligible to participate after completion of one full year of employment. Full-time employees are employees who complete at least 1,000 hours of active employment per year, and/or who work more than five months per year. Generally, the employment relationship will be treated as continuing while the employee is on a Company approved absence that does not exceed 90 days. Participation will begin on the first entry date immediately following the date on which the eligible employee completes an enrollment form and returns it to the Committee. Entry dates are the first stock trading days of January, April, July, and October, until the Committee determines otherwise.

  Participation in the Plan is completely optional.

OFFERING/PURCHASE PERIODS

  The Plan is implemented for consecutive three month offering/purchase periods, unless otherwise determined by the Board. No offering/purchase period can exceed 24 months. Each participant will receive a separate purchase right for each offering/purchase period in which he or she participates. The purchase right permits the participant to buy common shares at the end of the offering/purchase period with the payroll deductions accumulated during the offering/purchase period. The purchase right will be granted on the first day of the offering/purchase period and will be automatically exercised on the last day of the offering/purchase period. The Board, at its discretion, may make changes to the length of offering and/or purchase periods.

  The purchase price per share under the Plan is a designated percentage of the fair market value of a Common Share on the date the shares are purchased under the Plan ("purchase date"). The designated percentage will be 85% unless otherwise determined by the Board (but in no event will it be less than 85%). The purchase price may not be lower than the book value of the common shares (as reported to the Securities and Exchange Commission or to shareholders) as of the last day of the prior quarter. If the book value exceeds 85% of the fair market value of the common shares on the purchase date, the purchase price will be the book value of the shares. However, if the Book Value exceeds the fair market value on the purchase date, no purchase will be made until the next purchase date.

  The fair market value of the common shares on a given date is the closing sale price of the common shares as reported on the Nasdaq National Market System.

LIMITATIONS

  No purchase right will be granted to any person who immediately thereafter would own, directly or indirectly, shares possessing 5% or more of the total combined voting power or value of all classes of shares of the Company or any of its subsidiaries. Furthermore, no participant will be granted purchase rights under this Plan if such grant would result in the participant's rights to purchase shares under all employee stock purchase plans of the Company and its subsidiaries accruing at a rate which exceeds $25,000 worth of shares in any calendar year.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

  Participants will pay for their shares in a manner, and at such time as the Committee determines. Generally, the participant will make after-tax payroll deductions during the offering/purchase period. The deductions may not exceed 10% of a participant's compensation. The participant's payroll deductions will be used to purchase as many shares (including fractional) as possible with the amount of payroll deductions credited to the participant's account during the offering/purchase period. A participant may increase or decrease his or her deductions during an offering/purchase period to become effective on the subsequent entry date. To change the rate of payroll deductions, a participant must file a new enrollment form with the Committee authorizing the change, subject to such timing limitations as the Committee determines. A participant's enrollment form will remain in effect for successive offering/purchase periods until changed or terminated.

  A participant may discontinue participation in the Plan, and elect to receive all of his or her accumulated payroll deductions on the next purchase date. The participant's purchase right will automatically terminate and the participant must file another enrollment form to resume participation.

  The Code generally limits the value of shares a participant can purchase in any calendar year to $25,000. Thus, the Company may decrease a participant's payroll deductions to 0% in order to comply with the Code if at any time during a calendar year, the aggregate of all payroll deductions used to purchase common shares in all prior purchase periods plus all payroll deductions accumulated in the following purchase period equals $22,500 (90% of $25,000). The Company may provide either (i) that payroll deductions will recommence at the same rate on the next entry date, or (ii) that the participant will be required to file a new enrollment form.

AMENDMENT AND TERMINATION

  The Board may, at any time, amend or terminate the Plan, provided that, with certain exceptions, no amendment or termination may adversely affect outstanding purchase rights. However, an outstanding right may be terminated as of the end of an offering/purchase period. The Board may not modify or amend the Plan if that amendment, in the Board's judgment, constitutes a change which would require shareholder approval under applicable law.

REORGANIZATIONS

  In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan will terminate unless the plan of merger, consolidation or reorganization provides otherwise. All amounts that have been withheld but not yet applied to purchase common shares under the Plan will be refunded to participants, without interest. The Plan in no event restricts the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a general description of certain federal income tax consequences of the Plan. This summary does not discuss the tax consequences of a participant's death or the income tax laws of any city, state or foreign country in which the participant may reside. This description does not purport to be complete.

  Grants under the Plan will permit the Plan to qualify under Code Section
423. In the case of a qualifying grant, no taxable income results to the employee at the time of the grant of the purchase right or upon its exercise. If the employee does dispose of the purchased shares within two years of the date of the purchase right grant, or within one year of the date the shares are transferred to him or her, and the purchase price was equal to 100% of the fair market value of the common shares at the date of the grant, any profit or loss recognized upon subsequent disposition will be long-term capital gain or loss. If the shares are held for the prescribed period and the purchase price was less than 100% of the fair market value of the common shares at the date of the grant, the lesser of (i) the excess of the fair market value of the shares at the time of disposition over the purchase price or (ii) the excess of the fair market value of the shares at the time the purchase right was granted over the purchase price will be treated as ordinary income, with any remaining profit treated as long-term capital gain. Any loss will be a long-term capital loss. In either case, there will be no tax effect upon the Company. If the shares are disposed of before the end of the prescribed holding period (a "disqualifying disposition"), the employee must report as ordinary income, and the Company may deduct from its taxable income, the excess of the fair market value of the common shares on the date of exercise over the purchase price. The balance of any gain or loss will be a short-term capital gain or loss to the employee. Upon a disqualifying disposition, it is possible for an employee to have both ordinary income and capital loss.

NEW PLAN BENEFITS

  Since participation in the Plan is completely voluntary, and participants may deduct various amounts of their compensation to purchase shares under the Plan, it is impossible to determine the number of shares that will be or would have been purchased under the Plan.

VOTE REQUIRED FOR APPROVAL OF THE PLAN

  The affirmative vote of a majority of the common shares represented and voting at the Annual Meeting is necessary to approve the Plan. The Board believes that adoption of the Plan is in the best interests of the Company and its shareholders.

                      APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors of the Company has appointed Arthur Andersen LLP as independent public accountants to examine the financial statements of the Company and its subsidiaries for the current fiscal year ending December 31, 1997. Although there is no requirement that such appointment be submitted to a vote of the shareholders, the Board of Directors feels that the shareholders should be afforded the opportunity to ratify the appointment. If the shareholders do not ratify the appointment, the Board of Directors , in its discretion and without further vote of the shareholders, will select another firm to serve as independent public accountants for the current fiscal year.

  Arthur Andersen LLP has served as independent public accountants for the Company since 1994 when the Company was formed and is considered by the Board of Directors to be well qualified. The Board of Directors thereby recommends a vote FOR ratification of the appointment of Arthur Andersen LLP, and if the enclosed proxy is duly executed and received in time for the meeting and if no contrary specification is made as provided therein, it is the intention of the persons named therein to vote the shares represented thereby for ratification of such appointment.

  A representative of Arthur Andersen is expected to be present at the shareholder meeting to respond to appropriate questions.

SHAREHOLDER PROPOSALS

  November 18, 1997 is the date by which shareholder proposals intended to be presented at the 1998 annual meeting must be received by the Company to be considered for inclusion in the proxy materials relating to that meeting.

OTHER MATTERS

  The Board of Directors of the Company knows of no other business to be transacted at the Annual Meeting of shareholders, but if any other matters do come before the meeting it is the intention of the persons named in the accompanying proxy will vote according to their discretion.

                                          By Order of the Board of Directors.

                                          -------------------------------------
                                          Jeffrey G. Wood
                                          Secretary

                                  DETACH HERE


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                             CONTROL DEVICES, INC.

                     1997 ANNUAL MEETING OF SHAREHOLDERS

                                APRIL 25, 1997


P      The undersigned shareholder of CONTROL DEVICES, INC. hereby acknowledges
R   receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement,
O   dated March 10, 1997, and hereby appoints Bruce D. Atkinson and Ralph R.
X   Whitney, Jr., and each of them, proxies and attorneys-in-fact, with full
Y power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 1997 Annual Meeting of Shareholders of CONTROL DEVICES, INC., to be held on April 25, 1997 at 9:30 a.m. (EST), local time, at Embassy Suites Hotel, 1050 Westbrook Street, Portland, Maine, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL. WITH RESPECT TO ANY OTHER MATTERS WHICH MAY ARISE, THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PERSON(S) NAMED ABOVE.

       PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                                                               ___________
                                                               SEE REVERSE
            CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SIDE
                                                               ___________

[X] PLEASE MARK
    VOTES AS IN     Account number & shares will be automatically printed here
    THIS EXAMPLE.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL NOMINEES" IN ITEM 1, AND
                              "FOR" ITEMS 2 AND 3.

1. Election of Directors
NOMINEES:  Ralph R. Whitney, Jr., Bruce D. Atkinson,
           Charles M. Brennan, III, John D. Cooke,
           James O. Fullerknecht, Jr., Alan O. Mossberg,
           John M. Ramey and Glenn Scolnik

                 FOR         WITHHELD
                 [_]           [_]


[_]______________________________________
   FOR ALL NOMINEES EXCEPT AS NOTED ABOVE



Name & Address will
Print out here.






Signature:________________________Date:___________




                                            FOR       AGAINST       ABSTAIN
     2. Ratify the Control Devices, Inc.    [_]         [_]           [_]
        Employee Stock Purchase Plan.



                                            FOR       AGAINST       ABSTAIN
     3. Ratify the appointment of Arthur    [_]         [_]           [_]
        Andersen LLP as independent public
        accountants.


                            MARK HERE                 MARK HERE
                           FOR ADDRESS [_]           IF YOU PLAN [_]
                           CHANGED AND                TO ATTEND
                           NOTE AT LEFT              THE MEETING

     PLEASE SIGN EXACTLY AS NAME APPEARS HEREON. JOINT OWNERS SHOULD EACH SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS OR OTHER
     FIDUCIARIES SHOULD GIVE FULL TITLE AS SUCH. IF SIGNING FOR A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY A DULY AUTHORIZED OFFICER.



Signature:________________________Date:___________

                                    PREAMBLE
                                    --------


          Effective as of                 , 1997, Control Devices, Inc.
adopts this Employee Stock Purchase Plan ("Plan") for its employees.

          This Plan shall be known as the CONTROL DEVICES, INC. EMPLOYEE STOCK PURCHASE PLAN. The purpose of the Plan is to enable employees to purchase Control Devices, Inc. Common Shares through payroll deductions.

          NOW,  THEREFORE,  effective as of                   , 1997, the
provisions of this Plan is adopted by the Company as set forth hereinafter.

                                   ARTICLE I
                                   ---------

                                  Definitions
                                  -----------

     The following terms when used herein, unless otherwise expressly provided and/or unless the context clearly indicates otherwise, shall have the following respective meanings:


     1.01  Board or Board of Directors.  The term "Board" or "Board of
     ----------------------------------
 Directors" shall mean the Board of Directors of Control Devices, Inc.

     1.02  Code.  The term "Code" shall mean the Internal Revenue Code of 1986,
     ----------
as amended.

     1.03  Committee.  The term "Committee" shall mean the Plan Administrative
     ---------------
Committee appointed by the Board of Directors of the Company to administer the Plan.

     1.04  Company.  The term "Company" shall mean Control Devices, Inc., an
     -------------
Indiana Corporation.

     1.05  Compensation.  The term "Compensation" shall mean the amount
     -------------------
paid by the Company or any designated subsidiary of the Company to an Employee as remuneration for services rendered, and reportable as income by the Employee for federal income tax purposes, including commissions, bonuses, and overtime payments, but exclusive of payments or benefits not paid directly to the Employee.

     1.06  Designated Subsidiaries.  The term "Designated Subsidiaries" shall
     ------------------------------
mean the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

     1.06  Effective Date.  The term "Effective Date" shall mean January 1,
     ---------------------
1997.

     1.07  Employees.  The term "Employee" or "Employees" shall mean all
     ----------------
employees of the Company (or any Subsidiary of the Company) who are in an eligible class specified in this Plan.

     1.08  Employee Account.  The term "Employee Account" shall mean the book
     -----------------------
account to which Payroll Deductions are credited.

     1.09  Entry Date.  The term "Entry Date" shall mean the first trading
     -----------------
day of each offering period. Unless otherwise subsequently changed by the Company or the Committee, there will be four (4) Entry Dates under this plan; January 1, April 1, July 1, and October 1. Provided, however, that the first Entry Date under this Plan shall be such date as is selected by the Committee between January 1, 1997 and March 30, 1997.

     1.10  Fair Market Value.  The term "Fair Market Value" shall be determined
     ------------------------
as follows:

          (a) NASDAQ.  If the Common Stock is not at the time listed or admitted
              ------
to trading on any stock exchange, but is traded in the over-the-counter market, the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock on the date in question in the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ system or any successor system.

          (b) Stock Exchange.  If the Common Stock is at the time listed or
              --------------
admitted to trading on any stock exchange, then the Fair Market Value will be the average between the reported high price and the reported low price of one share of Common Stock on the date in question on the stock exchange that is the primary market for the stock, as such prices are officially quoted on such exchange.

          (c) No Listing: No Stock Exchange.  If the Common Stock is at the time
              -----------------------------
neither listed nor admitted to trading on any stock exchange nor traded in the over-the-counter market, or if the Committee determines that neither subparagraph (a) nor (b) above reflects Fair Market Value of the stock, then the Fair Market Value will be determined by the Committee after taking into account such factors as the Committee deems appropriate.

     1.11  Offering Period.  the term "Offering Period" shall mean, subject
     ----------------------
to the discretion of the Board, a period of up to 24 months during which Payroll Deductions are collected and applied to the purchase of Company Stock. The Board shall have the power to change the duration of the Offering Periods with respect to future offerings without shareholder approval if such change is announced at least 15 days prior to the scheduled beginning of the first Offering Period to be affected. Unless and until otherwise determined by the Board, Offering Periods shall be three-month periods, and shall run concurrently with Purchase Periods.

     1.12  Participant.   The term "Participant" shall mean an Employee who
     ------------------
meets the eligibility requirements of this Plan and who elects to participate in this Plan.

     1.13  Payroll Deduction.   The term "Payroll Deduction" shall mean
     ------------------------
amounts withheld from an Employee's compensation at his or her election which are credited to the Employee's Account for purchase of Company Stock hereunder.

     1.14  Plan.   The term "Plan" shall mean the CONTROL DEVICES, INC. EMPLOYEE
    -----------
STOCK PURCHASE PLAN, created hereunder.

     1.15  Plan Administrator.   The term "Plan Administrator" shall mean the
     -------------------------
Committee appointed by the Board of Directors of the Company to administer the Plan, or such other person or entity which may be subsequently appointed by the Board of Directors of the Company as a successor Plan Administrator.

     1.16  Purchase Date.   The term "Purchase Date" shall mean the last
     --------------------
Trading Day of each Purchase Period.

     1.17  Purchase Period.  The term "Purchase Period" shall mean the
     ----------------------
approximately three month period commencing after one Purchase Date and ending with the next following Purchase Date, except that the first Purchase Period of any Offering Period shall commence on the Entry Date and end with the next following Purchase Date.

     1.18  Purchase Price.   The term "Purchase Price" shall mean an amount
     ---------------------
equal to a designated percentage of the Fair Market Value of a share of Company Stock on the Purchase Date. The designated percentage shall be 85% unless otherwise determined by the Board. In no event shall the designated percentage be less than 85%.

     1.19  Stock or Company Stock.   The term "Stock" or "Company Stock" shall
     -----------------------------
mean Control Devices, Inc. no par value common shares.

     1.20  Stock Certificate.   The term "Stock Certificate" shall mean a
     ------------------------
certificate issued for Company Stock purchased under this Plan.

     1.21  Stock Rights.   The term "Stock Rights" shall mean all rights
     -------------------
attributable to owning Company Stock as provided hereunder including, but not limited to dividend rights and voting rights.

     1.22  Subsidiary.  The term "Subsidiary" shall mean a corporation,
     -----------------
domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

     1.23  Trading Day.  The term "Trading Day" shall mean a day on which
     ------------------
national stock exchanges and the National Association of Securities Dealers Automated Quotation (NASDAQ) System are open for trading.

                                   ARTICLE II
                                   ----------

                      Term of Plan and Stock to be Issued
                      -----------------------------------


     2.01  Purpose.  The following constitutes the provisions of the Control
     --------------
Devices, Inc. Employee Stock Purchase Plan, subject to approval of the Company's shareholders. The purpose of this Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Company Stock through accumulated Payroll Deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Code Section
423. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. It is intended that the Stock will be purchased either directly from the Company or on the open market, assuming such purchase can be done without adverse impact on future "pooling of interest" methods of acquisition. The shares purchased from the Company will be from the Company's authorized but unissued shares or treasury shares.

     2.02  Term of Plan.   This Plan will continue in existence until terminated
     -------------------
by the Board of Directors of the Company.

     2.03  Stock to be Issued.   The initial number of shares of Company Stock
     -------------------------
which may be issued under this Plan shall be 200,000 shares. The Board of Directors of the Company in its discretion may authorize the issuance of additional shares under this Plan at any subsequent date by appropriate resolutions adopted by the Board and Shareholder approval.

     2.04  Adjustments.  The aggregate number of shares of Stock offered under
     ------------------
the Plan and the price of shares that any Participant has elected to purchase shall be adjusted proportionately by the Committee for any increase or decrease in the number of outstanding shares of Stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by the Company or the distribution of the shares of a Subsidiary to the Company's shareholders.

     2.05  Reorganizations.  In the event of a dissolution or liquidation of the
     ----------------------
Company, or a merger or consolidation to which the Company is a constituent corporation, the Plan shall terminate unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts that have been withheld but not yet applied to purchase Stock hereunder shall be refunded, without interest. The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

                                  ARTICLE III
                                  -----------

                                  Eligibility
                                  -----------

     3.01  Eligibility Requirements.  Employees of the Company (or any
     -------------------------------
Designated Subsidiary) will be eligible to participate in this Plan on the Entry Date immediately following completion of one full year of employment, provided the Employee is employed as a full-time regular employee on that date. The Committee will make the final decision as to the eligibility date of any particular Employee. For the purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the 91st day of such leave.

     The Committee will have the authority to make a final determination as to whether or not a particular Employee is a full-time regular Employee who is eligible under this Plan. As a general rule, an Employee who normally completes fewer than 1,000 hours of active employment per year, and/or whose customary employment is for not more than five months in any calendar year will not be
                                                                      ---
considered a regular full-time Employee who is eligible under this Plan.

     3.02  Election to Participate.   An eligible Employee may become a
     ------------------------------
Participant in the Plan by completing an enrollment form authorizing Payroll Deductions in the form provided by the Company and filing it with the Company's payroll office prior to the applicable Entry Date. Payroll Deductions for a Participant shall commence on the first payroll period following the Entry Date and shall end on the last payroll period in the Offering Period, unless sooner terminated by the Participant as provided in Section 4.03.

     Participation in this Plan will be optional by eligible Employees. An Employee who decides not to participate on any particular Entry Date may later decide to participate on any subsequent Entry Date. Likewise, an Employee who decides to participate in this Plan may subsequently decide to discontinue participation as of any Entry Date, and likewise, resume participation as of any subsequent Entry Date. No Employee shall be required to participate in this Plan.

     3.03  Eligibility Determinations.  Any provisions of the Plan to the
     ---------------------------------
contrary notwithstanding, no Employee shall be granted a purchase right under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and or hold outstanding purchase rights to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company, or (ii) which permits his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds $25,000 worth of stock (determined at Fair Market Value of the shares at the time such purchase right is granted) for each calendar year in which such purchase right is outstanding at any time.

                                   ARTICLE IV
                                   ----------

          Purchase and Sale of Stock and Payroll Deduction Procedures
          -----------------------------------------------------------


     4.01  Purchase of Stock.  Company Stock may be purchased under this Plan
     ------------------------
only through Payroll Deductions. The Company Stock will be purchased either directly from the Company or on the open market. Shares purchased directly from the Company will be from the Company's authorized but unissued shares or treasury shares as determined by the Company. Such Stock will be purchased on each Purchase Date during the year.

     4.02  Valuation of Stock - Purchase Price.  The price to be paid for
     ------------------------------------------
Company Stock purchased hereunder will be eighty five percent (85%) of the closing price for Company Stock on the NASDAQ Stock Exchange on each of the Purchase Dates. Provided, however, the price paid for such Stock may not be less than the Book Value of such Stock as of the last day of the prior quarter. (Example: On the January 2nd Purchase Date, the Book Value to be used will be the Book Value of the Company reported for the particular quarter (March 31, June 30, September 30 or December 31) on reports filed with the Securities and Exchange Commission (or as reported to shareholders if not otherwise reported to the Securities and Exchange Commission) ("Book Value"). If Book Value for such prior quarter exceeds eighty five percent (85%) of the closing market price of Company Stock on the particular Purchase Date, the Purchase Price will be the Book Value of such Stock. Provided, however, no purchase will be made until the next Purchase Date if such Book Value exceeds the closing price of Company Stock on the NASDAQ Stock Exchange as of the particular Purchase Date. In no event shall the Purchase Price be less than the lower of:
(i) 85% of the Fair Market Value of a share of Company Stock on the Entry Date, or (ii) 85% of the Fair Market Value of a share of Company stock on the Purchase Date.

     4.03  Payroll Deduction Procedures.   The Committee shall determine the
     -----------------------------------
exact Payroll Deduction procedures to be used under the Plan. At the time the Participant files an enrollment form, he or she shall elect to have Payroll Deductions made on each payday during the Offering Period in and amount of between 1% and 10% of his or her Compensation. The aggregate of such Payroll Deductions during any Offering Period shall not exceed 10% of the Participant's Compensation paid during that Offering Period.

     A Participant may increase or decrease the rate of his or her Payroll Deductions during a Purchase Period by filing with the Company a new enrollment form authorizing a change in the Payroll Deduction rate. The change in rate will generally be effective with the first payroll period following such advance notice period as the Company shall specify. A Participant's enrollment form shall remain in effect for successive Purchase Periods and Offering Periods unless terminated as provided in this Section 4.03. The Board is authorized to limit the number of Participant rate changes during any Offering Period.

     Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code, a Participant's Payroll Deduction may be decreased to 0% at such time during the Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all Payroll Deductions which were previously used to purchase Stock under the Plan in a prior Purchase Period which ended during that calendar year plus all Payroll Deductions accumulated with respect to the Current Purchase Period equal $22,500. The Company may provide either (i) that Payroll Deductions shall recommence at the rate provided in the Participant's enrollment form at the beginning of the first Purchase Period scheduled to end in the following calendar year, unless terminated by the Participant as provided in this Section, or (ii) that participation shall recommence only upon filing a new enrollment form.

     On or before March 15, June 15, September 15 or December 15 of any year (or on such other dates as the Committee may designate from time to time), Employees may elect to withdraw all but not less than all their Payroll Deductions credited to his or her Employee Account and not yet used to purchase Company Stock, and have those amounts returned to him or her on the next Purchase Date. Such Participant's purchase right will automatically terminate, and participation will not resume until the Participant files another enrollment form. The Committee will establish appropriate procedures for implementation of such election. There will be no interest accrued on payroll deductions.

     4.04  Purchase Rights.  On the Enrollment Date of each Offering Period,
     ----------------------
each eligible Employee participating in the Offering Period shall be granted a purchase right to purchase on each Purchase Date during the Offering Period, as many shares (including fractional) of Company Stock as are possible based on the amount of cash credited to each such Employee's Account.

     4.05  Issuance of Stock Certificates.  Subject to such reasonable
     -------------------------------------
procedures as the Committee may establish from time to time, a Participant may make a written or phone request for actual issuance of a Stock Certificate for all of the whole shares of Stock in his or her Employee Account. As soon as feasible after such request, such Stock Certificate will be issued to the Participant.

     Likewise, in the event of termination of employment, within a reasonable time after such termination, generally 30 days after the end of the calendar quarter in which termination occurs, the Employee or his or her designated beneficiary, as the case may be, will be issued a Stock Certificate with the number of whole shares of Company Stock credited to such Participant in his or her Employee Account. Likewise, the Employee or his or her designated beneficiary will receive cash in lieu of any fractional shares held in the Employee's Account. Finally, any Payroll Deductions not yet applied to the purchase of Company Stock will be refunded in cash.

     4.06  Dividends and Voting.   To the extent that Stock Certificates
     ---------------------------
have actually been issued to an Employee, any dividends shall be paid directly to the Employee. If Stock Certificates have not been issued, but the shares are credited to an Employee's Account, any dividends will be credited to such Employee's Account and will be used to purchase additional shares of Company Stock as of the next Purchase Date.

     Any Employee who becomes an owner of Company Stock under this Plan will be entitled to vote such Company Stock. Such Employees will receive a form of proxy each year to enable them to exercise their voting rights.

     4.07  Sale of Stock by Employees.   An Employee who owns Company Stock
     ---------------------------------
under this Plan will have the right to sell such Stock on a daily basis. If a Stock Certificate has been issued to the Employee, the Employee may sell such Shares through any broker of his or her choice subject to applicable securities laws.

     If a Stock Certificate has not actually been issued to an Employee hereunder, but the Employee has Company Stock in the Employee's Account hereunder, the Employee (subject to such reasonable procedures as the Committee may establish from time to time) will have the following choices if he or she desires to sell the Company Stock:

          1. The Employee may make a written request accompanied by a $15 check for actual issuance of a Stock Certificate, which will be issued to the Employee as soon as feasible. The Employee may then sell such Stock in any manner that the Employee chooses; or

          2. The Employee may request a sale of all of the shares of Company Stock in the Employee's Account by sending a written request to such individual or entity as is designated by the Committee from time to time. Any requested sales will occur within five (5) business days after such written request is received by the Trustee and will be sold through a broker selected by the Committee or the Trustee. Brokerage commissions and transaction fees will be deducted from the sales price.

                                   ARTICLE V
                                   ---------

                 Termination of Employment/Payment of Benefits
                 ---------------------------------------------

     5.01  Termination of Employment.   Within a reasonable time after
     --------------------------------
termination of employment, generally shortly after the end of the calendar quarter in which termination occurs, the Participant will receive a Stock Certificate for all full shares of Company Stock credited to the Employee's Account. The Employee also will receive any additional cash that is credited to the Employee's Account.

     5.02  Beneficiary Designation.  Each Participant shall be entitled to
     ------------------------------
designate one or more beneficiaries who will be entitled to receive all Stock Certificates, cash in lieu of fractional shares, and all accrued Payroll Deductions held in the Employee's Account in the event of the death of the Employee.

     5.03  Unclaimed Benefits.   If any payments directed to be made from
     -------------------------
the Trust Fund are not claimed, the Committee shall dispose of such payments as the Committee determines.

     5.04  Payment of Benefits on Behalf of Minor or Legal Incompetent.  In the
     ------------------------------------------------------------------
event that any benefit under the Plan is payable to a minor or other legally incompetent person, the Trustee shall not be required to seek the appointment of a guardian, but shall be authorized to pay the same to any person having custody of such minor or incompetent person, to pay to such minor or incompetent person without the intervention of a guardian, or to pay the same to a legal guardian of such minor or incompetent person if one has already been appointed.

     5.05  Non-Alienation of Benefits.   Unless otherwise required by law, none
     ---------------------------------
of the benefits, payments, proceeds, claims or rights of any Participant or beneficiary hereunder shall be subject to any claim of any creditor of any Participant or beneficiary, and in particular, the same shall not be subject to attachment or garnishment or other legal process. No Participant or beneficiary shall have any rights to alienate, pledge, encumber, or assign any of the benefits or payments or proceeds, which he or she may expect to receive, continentally or otherwise, under the Plan.

                                   ARTICLE VI
                                   ----------

                              Plan Administration
                              -------------------

     6.01  Appointment of Committee as Plan Administrator.   The Board of
     -----------------------------------------------------
Directors will appoint a Plan Administrative Committee consisting of three (3) individuals, unless a different number of individuals is specified by the Board from time to time. Such Committee members will continue to serve on the Committee until and unless replaced by the Board or unless one or more of such members resigns by written instrument. At any time, the Board may appoint new or replacement members for the Committee.

     At any time, the Board may appoint any other entity or persons to act as Plan Administrator in place of the Committee. In the event that another entity is appointed as Plan Administrator, such entity will take over the duties of the Committee hereunder.

     6.02  Administration of the Plan.   As Plan Administrator, such Committee
     ---------------------------------
will interpret Plan provisions, administer the day-to-day activities of the Plan, establish appropriate procedures for efficient and economical operation of the Plan and appoint advisers as necessary to help administer the Plan. As necessary, the Committee shall establish such procedures and rules as are appropriate to carry out the purposes of this Plan.

     6.03  Appointment of Advisers.   As Plan Administrator,  the Committee
     ------------------------------
shall have the power to appoint such advisers as are deemed appropriate by the Committee to assist the Committee in administering the Plan.

     6.04  Administrative Costs.   Except to the extent that the Company or
     ---------------------------
the Committee determines to charge specific fees directly to Participants, the Company shall pay any costs involved with respect to administration of the Plan, including any costs associated with employment of outside advisers to assist in administering or interpreting the Plan.

     6.06  Responsibilities of Company, and Committee.   It is recognized
     -------------------------------------------------
that the Company, and the Committee, have certain responsibilities hereunder, but only with respect to those specific powers, duties, responsibilities, and obligations as are specifically given them under this Plan. Each of the parties warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of this Plan. Furthermore, each of the parties may rely upon any such direction, information or action of another party as being proper under this Plan and is not required under this Plan to inquire into the propriety of any such direction, information, or action. It is intended that each of the parties shall be responsible for the proper exercise of its own powers, duties, responsibilities, and obligations under this Plan and shall not be responsible for any act or failure to act of another party. The parties shall discharge the specific powers, duties, responsibilities, or obligations given them under this Plan solely in the interests of participants and their beneficiaries and for the exclusive purpose of providing benefits to participants and their beneficiaries and defraying reasonable expenses of administering the Plan, and with the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

                                  ARTICLE VII
                                  -----------

                 Amendment or Termination of Plan and the Trust
                 ----------------------------------------------

      7.01  Amendment and Termination of Plan.   This Plan may be amended or
      ----------------------------------------
terminated at any time by the Board of Directors of the Company, except that no Plan termination can affect purchase rights previously granted. However, an Offering Period may be terminated by the Board on any Purchase Date if the Board determines that the termination of the Plan is in the best interests of the Company and its shareholders. No amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any Participant without the consent of the affected participants.

                                  ARTICLE VIII
                                  ------------

                            Miscellaneous Provisions
                            ------------------------


     8.01  Conditions of Issuance of Shares.   Certain officers, directors,
     ---------------------------------------
other affiliates and insiders may be restricted by various securities laws with respect to disposition of their Stock. Shares shall not be issued with respect to a purchase right unless the exercise of that option, and the issuance and delivery of those shares complies with all applicable provisions of law, and such issuance will be subject to the approval of counsel for the Company with respect to such compliance.

     8.02  Indemnification.   To the extent permitted by applicable laws, the
     ----------------------
Company and Committee shall be indemnified and saved harmless with respect to liability or claims of liability to which they may be subjected by reason of their good faith compliance with any duties and responsibilities imposed upon them by this Plan.

     8.03  Liabilities Mutually Exclusive.   Except to the extent expressly
     -------------------------------------
provided by applicable laws, each party (the Company and Committee) hereunder shall only be responsible for its own act or omissions.

     8.04  Authority of Committee.   The Committee shall have complete
     -----------------------------
authority to determine the existence, nonexistence, nature, and amount of the rights and interests of all persons in the Plan.

     8.05  Persons Authorized to Act on Behalf of Company.   Whenever the
     -----------------------------------------------------
Company, under the terms of this Plan, is permitted or required to do or perform any matter, act, or thing, it shall be done and performed by any duly authorized officer of the Company.

     8.06  Applicable Law and Severability of Plan Provisions.   Except to the
     ---------------------------------------------------------
extent preempted by the laws of the United States, this Agreement shall be construed according to the laws of the State of Indiana, and all provisions hereof shall be administered according thereto and its validity shall be determined according to the laws of such State.

     If any provision of this Plan is held to be illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Plan, and they shall be construed and enforced as if such illegal or invalid provision had never been inserted therein.

     8.07  Grammatical Interpretations.   Whenever any words are used herein
     ----------------------------------
in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.

     8.08  Multiple Counterparts.   This Agreement is signed in multiple
     ----------------------------
counterparts,  each of which shall be deemed an original.

     8.09  Titles.   The titles of the Articles and sections herein are for
     -------------
convenience only and shall have no bearing on the interpretation of this Plan.

     8.10  Use of Funds.  All Payroll Deductions received or held by the
     -------------------
Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Payroll Deductions.

     8.11  Reports.  Statements of account will be given to participating
     --------------
Employees at least annually, which statements will set forth the amounts of Payroll Deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     8.12  No Rights as an Employee.  Nothing in this Plan shall be construed
     -------------------------------
to give any person the right to remain in the employment of the Company or one of its Subsidiaries. The Company and each Designated Subsidiary reserves the right to terminate the employment of any person at any time, with or without cause.


     IN WITNESS WHEREOF, the parties hereto have caused this Plan to be signed
on the ______ day of __________________ 1997, to be effective as of          .



                              CONTROL DEVICES, INC.


                              By:___________________________________


                              Title:________________________________




                              By:___________________________________


                              Title:________________________________